Exhibit 99.1

MarkWest Hydrocarbon, Inc.	Contact:	Frank Semple, President and CEO
155 Inverness Drive West, Suite 200		James Ivey, CFO
Englewood, CO 80112-5000		Andy Schroeder, VP of Finance/Treasurer
(800) 730-8388	Phone:	(303) 290-8700
(303) 290-8700	E-mail:	investorrelations@markwest.com
(303) 290-8769 Fax	Website:	www.markwest.com

MarkWest Hydrocarbon Reports 2005 Second Quarter Results

DENVER—December 19, 2005—MarkWest Hydrocarbon, Inc. (AMEX: MWP) (the “Company”) today reported a net loss for the three months ended June 30, 2005 of $1.6 million, or $0.15 per diluted share, compared to a net loss of $6.4 million, or $0.60 per diluted share, for the second quarter of 2004.  For the six months ended June 30, 2005, MarkWest Hydrocarbon reported a net loss of less than $0.1 million, or $0.01 per diluted share, compared to a net loss of $5.6 million, or $0.53 per diluted share, for the six months ended June 30, 2004.

The Company reported a $4.4 million increase in income from operations, reporting $1.5 million for the three months ended June 30, 2005, compared to a $3.0 million loss from operations for the second quarter of 2004.  For the six months ended June 30, 2005, the Company reported income from operations of $10.9 million, compared to $0.3 million for the six months ended June 30, 2004.

For the three months ended June 30, 2005, $4.2 million of the $4.4 million increase in income from operations is attributable to MarkWest Hydrocarbon Standalone operations.  Equity NGL product net operating margin contributed $1.9 million of this improvement and the non-recurrence of crude oil hedging losses contributed approximately $0.2 million to this improvement compared to same period in the prior year. Facility expenses declined by $0.7 million, selling, general and administrative expenses declined by $0.1 million, and the long-term shrink purchase obligation benefited from a $1.5 million mark-to-market decrease.  The long-term shrink purchase obligation is a non-cash adjustment.

Income from operations at MarkWest Energy Partners, L.P. increased by $0.2 million, primarily due to the East Texas acquisition it made in the third quarter of 2004.  The contribution to income from operations made by the East Texas assets was offset by the repairs and maintenance expenditures on the Appalachian liquids pipeline and by increases in selling, general and administrative expense.

A key element of the MarkWest Hydrocarbon Standalone activity is the distributions it receives on its ownership interest in MarkWest Energy Partners, L.P., which consists of approximately 2.5 million limited partner units, its 2% general partner interest and its incentive distribution rights. MarkWest Hydrocarbon received $3.1 million in distributions in the second quarter of 2005, which represents a significant increase over the $2.0 million received in the second quarter of 2004.

In August 2005, the Company paid a dividend for the quarter ended June 30, 2005 of $0.10 per share of its common stock held by the common stockholders.

“Our second quarter results reflect the continued focus on improving our NGL marketing business and growing MarkWest Energy Partners,” said Frank Semple, President and CEO.  “MarkWest Energy Partners continues to identify and execute on growth opportunities, which will continue to positively affect results for the balance of 2005 and well into the future.  The East Texas Carthage processing plant is on schedule for start-up in January 2006 and a number of internal growth projects in the Southwest business unit continue to be developed. In addition, the recently announced acquisition of the Javelina facilities in Corpus Christi, Texas closed on November 1, 2005.  We anticipate that all of these facilities will contribute significant earnings in 2006 and beyond.”

The Company will host a conference call in January 2006, to review its second and third quarter 2005 earnings.  Details of the call will be provided with the third quarter 2005 earnings release.

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MarkWest Hydrocarbon, Inc. (AMEX: MWP) controls and operates MarkWest Energy Partners, L.P. (AMEX: MWE), a publicly traded limited partnership engaged in the gathering, processing and transmission of natural gas; the transportation, fractionation and storage of natural gas liquids; and the gathering and transportation of crude oil. We also market natural gas and NGLs.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect our operations, financial performance and other factors as discussed in our filings with the Securities and Exchange Commission. Among the factors that could cause results to differ materially are those risks discussed in our Form 10-K for the year ended December 31, 2004, as filed with the SEC.

MarkWest Hydrocarbon, Inc.

Statement of Operations

(in thousands of dollars except per share amounts)

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30, 2005	June 30, 2004	June 30, 2005	June 30, 2004
Statement of Operations Data
Revenues	$141,040	$89,024	$279,393	$182,724

Operating expenses:
Purchased product costs	112,354	77,262	217,053	152,750
Facility expenses	10,985	5,975	20,245	12,061
Selling, general and administrative expenses	9,125	5,070	17,227	10,385
Depreciation, amortization and accretion	7,101	3,691	13,947	7,253
Total operating expenses	139,565	91,998	268,472	182,449

Income (loss) from operations	1,475	(2,974)	10,921	275

Other income (expense):
Earnings from unconsolidated subsidiary	989	—	990	—
Interest income	321	221	570	10,385
Interest expense	(4,588)	(923)	(8,293)	(3,061)
Amortization of deferred financing costs	(558)	(307)	(1,094)	10,385
Dividend income	96	83	188	83
Other income (expense)	148	(31)	235	(5)

Loss before non-controlling interest in net income of consolidated subsidiary and income taxes	(2,117)	(3,931)	3,517	(1,958)

Provision (benefit) for income taxes	(802)	491	(32)	437

Non-controlling interest in net income of consolidated subsidiary	(294)	(1,946)	(3,619)	(3,255)

Net (loss)	$(1,609)	$(6,368)	$(70)	$(5,650)

Net (loss) per share:
Basic	$(0.15)	$(0.60)	(0.01)	$(0.53)
Diluted	$(0.15)	$(0.60)	(0.01)	$(0.53)

Weighted average number of outstanding shares of common stock:
Basic	10,782	10,681	10,774	10,628
Diluted	10,867	10,681	10,886	10,628

MarkWest Hydrocarbon, Inc.

Income (Loss) from Operations

(in thousands of dollars)

	MarkWest Hydrocarbon Standalone	MarkWest Energy Partners	Eliminating Entries	Total
Three Months Ended June 30, 2005:
Revenues	$52,786	$102,960	$(14,706)	$141,040
Purchased product costs	47,729	73,862	(9,237)	112,354
Net operating margin	5,057	29,098	(5,469)	28,686
Facility expenses	5,094	11,360	(5,469)	10,985
Selling, general and administrative expenses	2,814	6,311	—	9,125
Depreciation	419	4,576	—	4,995
Amortization of intangible assets	—	2,095	—	2,095
Accretion of asset retirement and sublease obligations	2	9	—	11
Income (loss) from operations	(3,272)	4,747	—	1,475

Equity in earning of unconsolidated subsidiary	(1)	990		989
Interest income	258	63	—	321
Interest expense	(30)	(4,558)	—	(4,588)
Amortization of deferred financing costs (a component of interest expense)	(61)	(497)	—	(558)
Dividend income	96	—	—	96
Other income (expense)	222	(74)	—	148
Income (loss) before non-controlling interest in net income of consolidated subsidiary and income taxes	$(2,788)	$671	$—	$(2,117)
June 30, 2005:
Cash, cash equivalents and restricted cash	$12,175	$13,203	$—	$25,378
Marketable securities	20,344	—	—	20,344
Current assets	75,548	44,483	—	120,031
Current liabilities	26,968	43,269	—	70,237
Total assets	80,577	563,358	—	643,935
Total debt	—	290,000	—	290,000

Three Months Ended June 30, 2004:
Revenues	$37,286	$65,659	$(13,921)	$89,024
Purchased product costs	35,620	49,371	(7,729)	77,262
Net operating margin	1,666	16,288	(6,192)	11,762
Facility expenses	5,841	6,326	(6,192)	5,975
Selling, general and administrative expenses	2,945	2,125	—	5,070
Depreciation	356	3,301	—	3,657
Amortization of intangible assets	—	34	—	34
Income (loss) from operations	(7,476)	4,502	—	(2,974)

Interest income	207	14	—	221
Interest expense	(8)	(915)	—	(923)
Amortization of deferred financing cost (a component of interest expense)	8	(315)	—	(307)
Dividend income	83	—	—	83
Other expense	(6)	(24)	—	(30)
Income (loss) before non-controlling interest in net income of consolidated subsidiary and income taxes	$(7,193)	$3,262	$—	$(3,931)
June 30, 2004:
Cash, cash equivalents and restricted cash	$27,406	$8,871	$—	$36,277
Marketable securities	13,875	—	—	13,875
Current assets	61,652	27,570	—	89,222
Current liabilities	24,122	112,361	—	136,483
Total assets	65,050	217,470	—	282,520
Total debt	—	86,200	—	86,200

	MarkWest Hydrocarbon Standalone	MarkWest Energy Partners	Eliminating Entries	Total
		(in thousands)
Six Months Ended June 30, 2005:
Revenues	$117,307	$192,597	$(30,511)	$279,393
Purchased product costs	101,550	134,647	(19,144)	217,053
Net operating margin	15,757	57,950	(11,367)	62,340
Facility expenses	10,921	20,691	(11,367)	20,245
Selling, general and administrative expenses	6,277	10,950	—	17,227
Depreciation	834	8,902	—	9,736
Amortization of intangible assets	—	4,190	—	4,190
Accretion of asset retirement and sublease obligations	2	19	—	21
Income (loss) from operations	(2,277)	13,198	—	10,921

Equity in earnings of unconsolidated subsidiaries	—	990	—	990
Interest income	440	130	—	570
Interest expense	(61)	(8,232)	—	(8,293)
Amortization of deferred financing costs (a component of interest expense)	(122)	(972)	—	(1,094)
Dividend income	188	—	—	188
Other income (expense)	413	(178)	—	235
Income (loss) before non-controlling interest in net income of consolidated subsidiary and income taxes	$(1,419)	$4,936	$—	$3,517

Six Months Ended June 30, 2004:
Revenues	$81,678	$129,484	$(28,438)	$182,724
Purchased product costs	71,471	97,224	(15,945)	152,750
Net operating margin	10,207	32,260	(12,493)	29,974
Facility expenses	11,938	12,616	(12,493)	12,061
Selling, general and administrative expenses	5,362	5,023	—	10,385
Depreciation	739	6,446	—	7,185
Amortization of intangible assets	—	68	—	68
Income (loss) from operations	(7,832)	8,107	—	275

Interest income	335	21	—	356
Interest expense	(9)	(2,044)	—	(2,053)
Amortization of deferred financing cost (a component of interest expense)	9	(623)	—	(614)
Dividend income	83	—	—	83
Other income (expense)	33	(38)	—	(5)
Income (loss) before non-controlling interest in net income of consolidated subsidiary and income taxes	$(7,381)	$5,423	$—	$(1,958)

MarkWest Hydrocarbon, Inc.

Operating Statistics

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Hydrocarbon Standalone
Marketing
NGL product sales (gallons)	31,317,000	35,703,000	83,481,000	87,228,000

Wholesale
NGL product sales (gallons) (1)	7,087,000	4,058,000	26,759,000	4,947,000

MarkWest Energy Partners
Southwest:
East Texas (2)
Gathering system throughput (Mcf/d)	323,000	NA	305,000	NA
NGL product sales (gallons)	26,222,000	NA	50,596,000	NA
Oklahoma
Foss Lake gathering system throughput (Mcf/d)	70,000	63,000	69,000	59,000
Arapaho NGL product sales (gallons)	16,457,000	8,317,000	31,674,000	16,512,000
Other
Appleby gathering systems throughput (Mcf/d)	32,000	25,000	30,000	25,000
Other gathering systems throughput (Mcf/d)	16,000	15,000	17,000	17,000
Lateral throughput volumes (Mcf/d) (3)	91,000	119,000	72,000	74,000

Appalachia:
Natural gas processed for a fee (Mcf/d)(4)	192,000	197,000	200,000	202,000
NGLs fractionated for a fee (Gal/d)	421,000	480,000	441,000	469,000
NGL product sales (gallons)	10,154,000	11,001,000	20,919,000	21,927,000

Michigan:
Natural gas volumes transported (Mcf/d)	6,800	12,200	6,900	13,000
NGL product sales (gallons)	1,493,000	2,390,000	3,056,000	5,103,000
Crude oil transported (Bbl/d)	14,200	14,700	14,200	14,700

Footnotes:

NA – Not applicable.

(1)   Represents sales from our wholesale business.  Volumes are for the period since the Company started the line of business in February 2004.

(2)   We acquired our East Texas System in late July 2004.  Volumes are for the periods of time since we acquired the facility in 2004.

(3)   We acquired our Lubbock pipeline (a/k/a the PowerTex Lateral Pipeline) in September 2003 and our Hobbs lateral pipeline in April 2004.  The Lubbock and Hobbs pipelines are the only laterals we own that produce revenue on a per-unit-of-throughput basis.  We receive a flat fee from our other lateral pipelines and, consequently, the throughput data from these lateral pipelines is excluded from this statistic.

(4)   Includes throughput from our Kenova, Cobb, and Boldman processing plants.